10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company
Act of 1940.



Fund
Connecticut Municipal Bond Fund
Security
State of Connecticut Health and Educational
Facilities Authority
Advisor
EIMCO
Transaction
Date
6/142007
Cost
$915,000
Offering Purchase
1.94%
Broker
RBC Capital
Underwriting
Syndicate
Members
Webster Bank
Wachovia Bank, N.A.


Fund
Pennsylvania Municipal Bond Fund
Security
Puerto Rico Electric Power Auth
Pwr SER TT
Advisor
EIMCO
Transaction
Date
5/3/07
Cost
$2,705,000
Offering Purchase
0.12%
Broker
JP Morgan
Underwriting
Syndicate
Members
UBS Investment Bank
Wachovia Bank, N.A.
Banc of America Securities LLC
BBVAPR MSD

Fund
New York Municipal Bond Fund
Security
Triborough Bridge and Tunnel Authority
(MTA Bridges and Tunnels)
General Revenue Bonds, Series 2007A
Advisor
EIMCO
Transaction
Date
6/13/07
Cost
$625,000
Offering Purchase
0.28%
Broker
Lehman Brothers
Underwriting
Syndicate
Members
UBS Investment Bank
Bear Stearns & Co. Inc.
JP Morgan
Wachovia Bank, N.A.

Fund
New York Municipal Bond Fund
Security
Dormitory Authority of the State of New York
University of Rochester  Revenue Bonds,
Series 2007
Advisor
EIMCO
Transaction
Date
1/18/07
Cost
$106,566,000
Offering Purchase
0.59%
Broker
Lehman Brothers
Underwriting
Syndicate
Members
Citigroup
Banc of America Securities LLC
First Albany Capital
Wachovia Securities